Press Information

FOR IMMEDIATE RELEASE
NASDAQ SYMBOL MXIM

Contact:      John F. Gifford, Chairman,
                    President and Chief Executive Officer
                    (408) 737-7600

MAXIM REPORTS RECORD Q4 '06 REVENUE,
EXCEEDING Q4 '05 REVENUE BY 27.5%

SUNNYVALE, CA-August 4, 2006-Maxim Integrated Products, Inc., (MXIM) reported record net revenues of $510.6 million for its fiscal fourth quarter ended June 24, 2006, a 6.8% increase over the previous quarter and a 27.5% increase over the same quarter of fiscal 2005.

Net income for the fourth quarter of fiscal 2006 was $124.3 million including total stock based compensation or $0.37 diluted earnings per share. This compares to $120.3 million or $0.36 diluted earnings per share for the third quarter of fiscal 2006, and consistent with the $0.37 reported for the same period a year ago. Non-GAAP net income, which excludes the impact of total stock based compensation expense, for the fourth quarter was $158.9 million or $0.48 per diluted share a 6.7% increase in earnings per share over the previous quarter and a 29.7% over the fourth quarter of fiscal 2005. The total amount of stock based compensation recorded during the fourth quarter was $51.3 million on a pre-tax basis as compared to $42.1 million for the third quarter of fiscal 2006.

Gross bookings for the fourth quarter were approximately $557 million, a 4% increase from the third quarter's level of $537 million.

- more -

Bookings increased in all geographic locations excluding the U.S. where bookings were down primarily due to the transfer of certain customer order placement activity from the U.S. to Asia and Europe. Fourth quarter ending backlog shippable within the next 12 months was approximately $429 million, including approximately $366 million requested for shipment in the first quarter of fiscal 2007. The Company's third quarter ending backlog shippable within the next 12 months was approximately $401 million, including approximately $346 million that was requested for shipment in the fourth quarter of fiscal 2006.

Gross margin was 66.3% for the fourth quarter. Non-GAAP gross margin percentage, which excludes $9.2 million of stock based compensation, was 68.1% for the fourth quarter.

Research and development expense was $127.2 million or 24.9% of net revenue. Non-GAAP research and development expense, which excludes $31.9 million of stock based compensation, was $95.3 million or 18.7% of net revenue. Selling, general and administrative expense was $37.9 million or 7.4% of net revenue. Non-GAAP selling, general and administrative expense, which excludes $10.2 million of stock based compensation, was $27.7 million or 5.4% of net revenue. Total operating expenses for the fourth quarter were $165.1 million or 32.3% of net revenues. Total non-GAAP operating expenses decreased 0.8 percentage points from 24.9% of net revenues in the third quarter to 24.1% of net revenues in the fourth quarter of fiscal 2006.

During the quarter, the Company repurchased 2.4 million shares of its common stock for $76.7 million, paid dividends of $40.2 million, and acquired $120.8 million in capital equipment. Accounts receivable increased $32.7 million in the fourth quarter to $292.6 million and inventories for the fourth quarter increased $2.8 million to $207.4 million and includes $14.1 million of stock based compensation.

- more -

Mr. Gifford commented: "The Company's Board of Directors has declared a cash dividend for the first quarter of fiscal 2007 of $0.156 per share, a 25% increase over our previous dividend. Payment will be made on September 6, 2006 to stockholders of record on August 21, 2006. This increases our annualized dividend to $0.624 per share, bringing the yield to 2.1% based on the closing price on August 3, 2006."

To supplement its financial results prepared under GAAP, the Company uses certain non-GAAP measures, including non-GAAP net income, non-GAAP earnings per share, non-GAAP gross margin, non-GAAP research and development expense and non-GAAP selling, general and administrative expenses, to exclude all stock based compensation expense. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.  Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures included in the financial statements portion of this release, especially since the prior year comparative amounts were based on a different accounting principle relating to stock based compensation. Maxim's management believes the non- GAAP information is useful because it can enhance the understanding of the Company's ongoing financial performance. Maxim uses these non-GAAP measures internally to evaluate and manage the Company's operations and to make strategic decisions.  Maxim has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the Company analyzes its operating results.

The following table reconciles free cash flow to net income, and depicts the Company's free cash flow for the three and twelve months ended June 24, 2006 and June 25, 2005.

- more -

RECONCILIATION OF FREE CASH FLOW TO NET INCOME
(Amounts in millions, except per share data)	Three months ended		Twelve months ended
	June 24, 2006	June 25, 2005	June 24, 2006	June 25, 2005
Net income as reported	$ 124.3	$ 126.1	$ 462.6	$ 540.8
Add adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	51.3	-	175.7	-
Depreciation, amortization and other	22.5	19.7	85.4	76.9
Tax benefit related to stock plans	2.8	29.7	5.2	117.0
Accounts receivable	(32.7)	0.1	(100.3)	4.8
Inventories	(0.1)	(8.3)	(25.5)	(50.0)
Accounts payable	24.7	6.1	25.5	(37.6)
Income taxes payable	6.4	17.0	17.1	13.9
Payment of royalty settlement	-	(40.0)	-	(40.0)
Other assets and liabilities	(10.4)	15.4	(37.9)	73.3
Total of adjustments	64.5	39.7	145.2	158.3

Cash generated by operating activities, as reported	188.8	165.8	607.8	699.1
Adjustments:
Capital expenditures	(100.2)	(20.9)	(195.9)	(132.4)
Additional tax benefit related to stock plans	9.7	-	51.3	-
Free cash flow	$ 98.3	$ 144.9	$ 463.2	$ 566.7

Diluted shares, as reported	332.0	340.6	337.2	342.8

Free cash flow per diluted share	$ 0.30	$ 0.43	$ 1.37	$ 1.65

Diluted earnings per share, as reported	$ 0.37	$ 0.37	$ 1.37	$ 1.58

Non-GAAP diluted shares	329.7	340.6	335.0	342.8

Free cash flow per non-GAAP diluted share	$ 0.30	$ 0.43	$ 1.38	$ 1.65

Non-GAAP diluted earnings per share	$ 0.48	$ 0.37	$ 1.73	$ 1.58

Free cash flow is a non-GAAP measure that represents cash that the Company generates after certain adjustments. Free cash flow is used by management to make fundamental decisions with regard to the operation of the Company's business, including working capital requirements, share repurchases and dividend payments. In addition, free cash flow is used by management to evaluate and assess the Company's operating results

-more-

and for budget and planning purposes. The Company believes that free cash flow is relevant and useful information that is widely used by analysts, investors, and other interested parties in the semiconductor industry to measure financial performance. Accordingly, the Company is disclosing this information to permit a comprehensive and objective analysis of the Company's operating performance, to provide an additional measure of performance and liquidity, and to provide additional information with respect to the Company's ability to make future share repurchases and dividend payments and to meet future working capital requirements.

Free cash flow should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, both of which are determined in accordance with GAAP. Free cash flow excludes components that are significant in understanding and assessing the Company's results of operations and cash flows. In addition, some of the limitations associated with the use of free cash flow are that it is not a term defined by GAAP, and the Company's measure of free cash flow might not be comparable to similarly titled measures used by other companies. In addition, the Company's measure of free cash flow omits certain actual cash expenditures, such as dividends paid, cash used for share repurchases and cash generated from employee stock option exercises. Management compensates for these limitations by considering net income derived in accordance with GAAP.

****

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risk and uncertainty. Actual results could differ materially from those forecasted based upon, among other things, general market conditions and market developments that could adversely affect the growth of the mixed- signal analog market, such as declines in customer forecasts or greater than expected cyclical downturns within the mixed-signal analog segment of the semiconductor market, as well as other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended June 25, 2005.

All forward-looking statements included in this news release are made as of the date hereof, based on the information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Maxim Integrated Products is a leading international supplier of quality analog and mixed-signal products for applications that require real world signal processing.

# # #

Consolidated Balance Sheets

(In thousands)	6/24/2006	6/25/2005
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$422,333	$185,551
Short-term investments	920,317	1,289,141
Total cash, cash equivalents and short-term investments	1,342,650	1,474,692
Accounts receivable, net	292,592	192,345
Inventories	207,352	167,779
Deferred tax assets and other current assets	144,176	138,950
Total current assets	1,986,770	1,973,766
Property, plant and equipment, at cost, less accumulated depreciation	1,159,322	1,001,465
Other assets	37,045	28,840
Total assets	$3,183,137	$3,004,071
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$127,081	$56,266
Accrued expenses	186,027	175,539
Deferred income on shipments to distributors	21,127	20,225
Income taxes payable	50,228	33,173
Total current liabilities	384,463	285,203
Deferred tax liabilities	93,482	134,686
Total liabilities	477,945	419,889
Stockholders' equity:
Common stock	111,780	134,998
Retained earnings	2,601,531	2,455,714
Accumulated other comprehensive loss	(8,119)	(6,530)
Total stockholders' equity	2,705,192	2,584,182
Total liabilities and stockholders' equity	$3,183,137	$3,004,071

Consolidated Statements of Income

(In thousands except per share data and percentages)	Three Months Ended		Twelve Months Ended
	6/24/2006	6/25/2005	6/24/2006	6/25/2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues	$510,577	$400,397	$1,858,942	$1,671,713
Cost of goods sold (1)	172,160	112,079	603,613	463,664
Gross margin	338,417	288,318	1,255,329	1,208,049
	66.3%	72.0%	67.5%	72.3%
Operating expenses:
Research and development (1)	127,192	84,891	480,985	328,164
Selling, general and administrative (1)	37,879	23,414	130,833	98,513
Operating income	173,346	180,013	643,511	781,372
	34.0%	45.0%	34.6%	46.7%
Interest income, net	11,375	8,819	44,022	28,265
Income before provision for income taxes	184,721	188,832	687,533	809,637
Provision for income taxes	60,404	62,692	224,981	268,800
Net income	$124,317	$126,140	$462,552	$540,837
Basic earnings per share	$0.39	$0.38	$1.43	$1.66
Shares used in the calculation of basic earnings per share	320,985	327,682	323,460	326,239
Diluted earnings per share	$0.37	$0.37	$1.37	$1.58
Shares used in the calculation of diluted earnings per share	332,044	340,552	337,226	342,843
Dividends declared per share	$0.125	$0.100	$0.475	$0.380

(1) Includes stock-based compensation charges as follows:

Cost of goods sold	$9,243	-	$37,371	-
Research and development	31,868	-	108,816	-
Selling, general and administrative	10,222	-	29,501	-

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (amounts in thousands, except for per share amounts and percentages)

RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN
	Three Months Ended		Twelve Months Ended
	6/24/2006	6/25/2005	6/24/2006	6/25/2005
Gross margin, as reported	$ 338,417	$ 288,318	$ 1,255,329	$ 1,208,049
Stock-based compensation	9,243	-	37,371	-
Non-GAAP gross margin	$ 347,660	$ 288,318	$ 1,292,700	$ 1,208,049
Non-GAAP gross margin percentage	68.1%	72.0%	69.5%	72.3%

RECONCILIATION OF RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES
	Three Months Ended		Twelve Months Ended
	6/24/2006	6/25/2005	6/24/2006	6/25/2005
Research and development expenses, as reported	$ 127,192	$ 84,891	$ 480,985	$ 328,164
Stock-based compensation	(31,868)	-	(108,816)	-
Non-GAAP research and development expenses	$ 95,324	$ 84,891	$ 372,169	$ 328,164
Non-GAAP research and development expenses
as a percentage of revenue	18.7%	21.2%	20.0%	19.6%

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
	Three Months Ended		Twelve Months Ended
	6/24/2006	6/25/2005	6/24/2006	6/25/2005
Selling, general and administrative expenses, as reported	$ 37,879	$ 23,414	$ 130,833	$ 98,513
Stock-based compensation	(10,222)	-	(29,501)	-
Non-GAAP selling, general and administrative expenses	$ 27,657	$ 23,414	$ 101,332	$ 98,513
Non-GAAP selling, general and administrative expenses
as a percentage of revenue	5.4%	5.8%	5.5%	5.9%

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED EARNINGS PER SHARE
	Three Months Ended
	6/24/2006	3/25/2006	6/25/2005
Net income, as reported	$ 124,317	$ 120,309	$ 126,140
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation	51,333	42,102	-
Tax effect	(16,786)	(13,767)	-
Non-GAAP net income	$ 158,864	$ 148,644	$ 126,140

Diluted earnings per share, as reported	$ 0.37	$ 0.36	$ 0.37
Adjustment to reconcile diluted earnings per share to non-GAAP diluted earnings per share
Impact of stock-based compensation, net of tax effect	0.10	0.09	-
Impact of rounding	0.01	-	-
Non-GAAP diluted earnings per share	$ 0.48	$ 0.45	$ 0.37

SFAS 123(R) requires the Company to estimate the cost of all forms of stock-based compensation, including employee stock options, restricted stock units and awards under our Employee Stock Participation (ESP Plan), and to record a commensurate expense (which is subjective in nature) in the income statement. The Company is showing non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP selling, general and administrative expenses, non-GAAP net income, and non-GAAP diluted earnings per share all of which excludes all stock-based compensation expense, to permit additional analysis of the Company's performance. Management believes these non-GAAP measures are useful to investors because they enhance the understanding of the Company's historical financial performance and comparability between periods with other companies that have not adopted SFAS 123(R), which the Company believes is useful to investors. Many of the Company's investors have requested that the Company disclose this non-GAAP information because they believe it is useful in understanding the Company's performance as it excludes a non-cash charge that many investors feel may obscure the Company's true operating costs. Management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation expense, a non-cash charge, in the management of its business. Specifically, the Company does not consider stock-based compensation expense when developing and monitoring budgets and spending. The Company's measure of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for gross margin, research and development expenses, selling, general and administrative expenses, net income and diluted earnings per share. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating the Company's performance.

Maxim Integrated Products, Incorporated

Company Profile

Maxim Integrated Products, Incorporated was founded in 1983 and has been traded on NASDAQ under the symbol "MXIM" since its initial public offering in February 1988. Maxim designs, develops, manufactures and markets a broad range of linear and mixed-signal integrated circuits for use in a variety of electronic products. Maxim circuits "connect" the real world and the digital world by detecting, measuring, amplifying, and converting real world and communication signals, such as temperature, pressure, sound, voice, or light into the signals necessary for computer and digital signal processing.